        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1996
                                            REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       TRW INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 OHIO                                         34-0575430
    (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                      1900 RICHMOND ROAD, CLEVELAND, OHIO 44124
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                          THE TRW CANADA STOCK SAVINGS PLAN
                               (FULL TITLE OF THE PLAN)

                        MARTIN A. COYLE, SECRETARY OF TRW INC.
                      1900 Richmond Road, Cleveland, Ohio  44124
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (216) 291-7200
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           CALCULATION OF REGISTRATION FEE
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
                                                   Proposed         Proposed maximum
Title of securities           Amount to be     maximum offering        aggregate           Amount of
to be registered               registered     price per share(1)     offering price      registration fee
- --------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.625 per share, of
  TRW Inc.                       51,892(2)                              $4,800,000(3)          $1,656
- --------------------------------------------------------------------------------------------------------------

(1) Indeterminable since the price per share will vary from time to time depending upon the market value of the TRW Common Stock. Contributions to the Plan are a percentage of the participant's compensation and are accounted for in Canadian dollars.

(2) This figure (calculated on the basis of $92.50 per share, the average of the high and low prices of TRW Common included in the NYSE-Composite Transactions report for June 17, 1996, as published in the Midwest edition of THE WALL STREET JOURNAL) represents the estimated maximum number of currently outstanding shares of TRW Common which could be purchased under the Plan with the estimated $4,800,000 maximum aggregate employee contributions and employer contributions to the Plan covered by this Registration Statement for the period from May 1, 1996 through April 30, 2000, inclusive.

(3) Estimated maximum aggregate employee contributions and employer contributions during the period from May 1, 1996 through April 30, 2000, inclusive.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) (i) the TRW Inc. ("TRW") Annual Report on Form 10-K for the year ended December 31, 1995;

              (ii) the financial statements required by Form 11-K for The TRW Canada Stock Savings Plan (the "Plan") for the year ended December 31, 1995, attached as Exhibit 99(b) to the TRW Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) (i) the description of TRW capital stock filed as Exhibit 4(a) to TRW's Quarterly Report on Form 10-K dated May 9, 1996;

              (ii) the Rights Agreement between TRW and National City Bank as Rights Agent filed as Exhibit 1 to TRW's Form 8-A Registration Statement dated April 25, 1996;

         (c)  (i)  the TRW Current Report on Form 8-K dated February 29,
              1996;

              (ii)  the TRW Current Report on Form 8-K dated March 21,
              1996; and

              (iii)  the TRW Current Report on Form 8-K dated April 25,
              1996.

         Until TRW files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all such securities which remain unsold, all documents subsequently filed by TRW or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the purchase of shares of TRW Common Stock, par value $0.625 per share, under the Plan have been passed upon by James C. Diggs, Esq., 1900 Richmond Road, Cleveland, Ohio 44124. Mr. Diggs, Assistant General Counsel and Assistant Secretary of TRW, is a beneficial owner of shares of TRW and also an Assistant Secretary of TRW Canada Limited.

Item 6.  Indemnification of Directors and Officers.

         The Ohio Revised Code and TRW's Regulations provide for indemnification of TRW's Directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. TRW maintains insurance indemnifying Directors and officers in certain cases and with certain deductible limits. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors and officers, TRW has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The "Exhibit Index" on page 6 is hereby incorporated by reference.

Item 9.  Undertakings.

A.       UNDERTAKING PURSUANT TO RULE 415.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       UNDERTAKING REGARDING DOCUMENTS SUBSEQUENTLY FILED UNDER THE EXCHANGE
ACT.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       UNDERTAKING REGARDING INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of Ohio, on the 21st day of June, 1996.

                                  TRW INC.

                                  By /S/ JAMES C. DIGGS
                                     --------------------------------------
                                     James C. Diggs, Assistant Secretary


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                    TITLE                              DATE

J. T. GORMAN*      Chairman of the Board, Chief                 June 21, 1996
                   Executive Officer and Director

P. S. HELLMAN*     President, Chief Operating                   June 21, 1996
                   Officer and Director

C. G. MILLER*      Executive Vice President and                 June 21, 1996
                   Chief Financial Officer

T. A. CONNELL*     Vice President and Controller                June 21, 1996

M. H. ARMACOST*    Director                                     June 21, 1996

M. FELDSTEIN*      Director                                     June 21, 1996

R. M. GATES*       Director                                     June 21, 1996

C. H. HAHN*        Director                                     June 21, 1996

G. H. HEILMEIER*   Director                                     June 21, 1996

K. N. HORN*        Director                                     June 21, 1996

E. B. JONES*       Director                                     June 21, 1996

W. S. KISER*       Director                                     June 21, 1996

D. B. LEWIS*       Director                                     June 21, 1996

J. T. LYNN*        Director                                     June 21, 1996

R. W. POGUE*       Director                                     June 21, 1996



         JAMES C. DIGGS, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the above-named officers and Directors of TRW Inc., pursuant to a power of attorney executed by each of such officers and Directors and filed with the Securities and Exchange Commission.

* By  /S/ JAMES C. DIGGS                                        June 21, 1996
     ---------------------------------
     James C. Diggs, Attorney-in-fact

                                    EXHIBIT INDEX


Exhibit No.                         Exhibit Description
- -----------                         -------------------


5        Legal Opinion of James C. Diggs, Assistant General Counsel of TRW Inc.

23(a)    Consent of Ernst & Young

23(b)    Consent of Ernst & Young LLP

 --      The Consent of James C. Diggs is contained in his opinion filed as
         Exhibit 5 to this Registration Statement

24(a)    Power of Attorney of the Directors and certain officers of TRW Inc.

24(b) Power of Attorney of T. A. Connell, Vice President and Controller of TRW Inc.

24(c)    Certified Resolutions of the Directors of TRW Inc.